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                                                                 EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 12, 1999 related to the financial statements of Advanced Communication Systems, Inc. for the fiscal year ended September 30, 1999 included in the Titan Corporation's Form 8-K/A dated April 17, 2000 and to all references to our firm included in this Registration Statement.


                                      /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
April 17, 2000